Exhibit T3A-13.1

'A' Registration No. 2111 BERMUDA CERTIFICATE OF MERGER In accordance with the provisions of Sectio n 108 of the Companies Act, 1981 ("Act"), I HEREBY issue this Certificate of Merger to the surviving company bearing the name THE BERMUDA TELEPHONE COMPANY LIMITED ....__, consequent upon the merger of Barrie OpCo Limited and THE BERMUDA TELEPHONE COMPANY LIMITED effective the 3 rd day of September 2014. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 3 rd day of September 2014 y w \ for Registrar of Companies

'B' *Ltt*

BERMUDA

CERTIFICATE OF REGISTRATION

OF

AMENDMENTS TO A PRIVATE ACT

INCORPORATING A COMPANY

THIS IS TO CERTIFY that Private Act No: 20 of 1928 entitled THE BERMUDA TELEPHONE COMPANY ACT, 1928, incorporating a company which bears the name BERMUDA TELEPHONE COMPANY LIMITED was with the written consent of the Minister of Finance amended as set forth in the Schedule hereto and that the said amendment was deposited and registered in the office of the Registrar of Companies on the 17th day of December, 1985, in accordance with the provisions of The Companies Act, 1981.

IN WITNESS WHEREOF I have hereto set my hand this 17th day of December, 1985.

Pamela L. Adams
for REGISTRAR OF COMPANIES

SCHEDULE "A"

AMENDMENTS TO INCORPORATING ACT,

THE BERMUDA TELEPHONE COMPANY ACT, 1887

1. By deleting the word "Powers" in the marginal note to Section 5 and in its place inserting the word "Objects".

2. In Section 5, after the words "shall have" by deleting the words "power to" and inserting in their place the words "the following objects:".

3. In Section 5, after the words "following objects:" by creating a new sub-section 5(1) by inserting the words "(1) To".

4. In Section 5(1) after the words "messages by" by deleting the words "wire; and in" and inserting in their place the words "wire." and by adding the following additional sub-sections;
   (2) Subject to the legislation and requisite authorisation in force at the time, to carry on the trade or business of a telephone, telegraph, cable, wireless, communications and information processing company for the transmission, emission, reception and processing of signs signals writing images sounds or intelligence of any nature by wire, radio, optical or other electromagnetic system or by any means whatsoever either alone or in any combination.
   (3) To establish, work, manage, sell, hire out, and maintain communications, and information processing offices and receiving and transmitting stations and any other systems for communications and information processing by any means whatsoever provided that nothing herein contained shall be construed as authorising the Company to carry on the business of public broadcasting by way of radio or television.
   (4) To buy sell import export lease license distribute develop hire design manufacture install maintain and repair communications equipment and information processing hardware and software of all kinds.
   (5) To engage in research and development and experimental work of whatever nature for the purposes of furthering the objects of the company.
   (6) (b) to (t) of the Second Schedule of the Companies Act 1981;

5. After the new sub-section 5(6) by creating a new Section 5A by inserting the words "5A In" and by adding the following marginal note opposite the new Section 5A as follows: "Powers of the Company".

SCHEDULE "B"

SECTION 5 AND SECTION 5A AS AMENDED,

THE BERMUDA TELEPHONE COMPANY ACT, 1887

Marginal Note: Objects of the Company

5 The Company shall have the following objects:

(1) To engage in and carry on the business of constructing, operating and maintaining for profit telephonic and telegraphic communications in these Islands, with power to construct, operate and otherwise deal with and in telephonic and telegraphic instruments and appliances and all other electric and other contrivances, appliances and property for transmitting messages by wire.

(2) Subject to the legislation and requisite authorisation in force at the time, to carry on the trade or business of a telephone, telegraph, cable, wireless, communications and information processing company for the transmission, emission, reception and processing of signs signals writing images sounds or intelligence of any nature by wire, radio, optical or other electromagnetic system or by any means whatsoever either alone or in any combination.

(3) To establish, work, manage, sell, hire out, and maintain communications, and information processing offices and receiving and transmitting stations and any other systems for communications and information processing by any means whatsoever provided that nothing herein contained shall be construed as authorising the Company to carry on the business of public broadcasting by way of radio or television.

(4) To buy sell import export lease license distribute develop hire design manufacture install maintain and repair communications equipment and information processing hardware and software of all kinds.

(5) To engage in research and development and experimental work of whatever nature for the purposes of furthering the objects of the company.

(6) (b) to (t) of the Second Schedule of the Companies Act 1981;

Marginal Note: Powers of the Company

5A In furtherance and not in limitation of all general and incidental powers for carrying on its business as aforesaid, and in addition to the powers conferred on the company by the Bermuda Telephone Company Act, 1887, the company shall have the following powers that is to say,-

(1) to acquire and hold by its corporate name any land in these Islands bona fide required for any of the purposes of the Company not exceeding in the whole eight acres, provided that no land shall hereafter be acquired by the Company without the previous sanction of the Governor-in-Council,

- 2 -

and any such land may be sold, mortgaged, leased or otherwise disposed of as the Company shall from time to time determine and without such previous sanction the Company may hold any other land on mortgage, or on lease for any term not exceeding twenty-one years;

(2) to issue stock, bonds, debentures or other obligations of the Company for any property acquired by the Company or for the purpose of raising money for any of the purposes of the Company;

(3) to manage, sell, exchange, lease, let, mortgage, or otherwise dispose of or deal with any property or rights of the Company;

(4) to acquire and hold shares, stock, bonds, debentures or other securities in any other company or corporation;

(5) to make and carry out contracts incidental to the business of the Company;

(6) to sell, mortgage, charge or pledge any stock, shares, bonds, debentures or other securities which may be acquired by the Company;

(7) to issue to the vendor or vendors of any property acquired by the Company fully paid up shares of the Company in payment of the whole or any portion of the purchase price thereof;

(8) to buy, sell, supply, distribute or dispose of telephonic and telegraphic apparatus and supplies of all kinds;

(9) to establish or support any society, institution, association, fund, trust or other convenience calculated to benefit the employees or ex-employees of the Company, their dependants or relations, to grant them pensions or allowances and to contribute towards their insurance;

(10) to invest any monies of the Company upon such securities and in such manner as the Company shall from time to time determine, and to deposit such monies in any bank; and

(11) to do all other acts and things necessary, suitable or proper for carrying on the business of the Company.

No. 58 303

BERMUDA

1978 : No. 58

THE BERMUDA TELEPHONE COMPANY ACT 1928 AMENDMENT ACT 1978

[1st August, 1978]

WHEREAS a petition has been presented to the Legislature by The Bermuda Telephone Company, Limited praying that leave might be given to amend "The Bermuda Telephone Company Act 1928":

AND WHEREAS it is deemed expedient to pass an Act in accordance with the prayer of the said petition:

Be it enacted by The Queen's Most Excellent Majesty, by and with the advice and consent of the Legislative Council and the House of Assembly of Bermuda, and by the authority of the same, as follows:—

1. Section 5(1) of The Bermuda Telephone Company Act 1928 shall be amended — *Amendment of s.5(1) of No. 20 of 1928.*

   (a) by the deletion of the word "five" in line 3 thereof and the substitution therefor of the word "eight".

2. Nothing in this Act contained shall be construed to affect the rights of Her Majesty, Her heirs and successors or of any body politic or corporate or of any other person or persons except such as are mentioned in this Act, and those claiming by, from or under them. *Saving of rights of Crown and others.*

No. 148 599

BERMUDA

1961: No. 148

THE BERMUDA TELEPHONE COMPANY ACT, 1928, AMENDMENT ACT, 1961.

[9th August, 1961]

WHEREAS it is expedient to amend the Bermuda Telephone Company Act, 1928:

Be it, therefore, enacted by the Governor, Legislative Council and the Assembly of the Bermudas or Somers Islands as follows:

Amendment of s. 6 of No. 20 of 1928.

1. Section 6 of the Bermuda Telephone Company Act, 1928, is hereby amended as follows:—

(a) by numbering the same as subsection (1), and

(b) by adding the following as subsection (2) thereof, viz:—

"(2) Notwithstanding the provisions of the last preceding subsection or the provisions of sections seventy-one or seventy-three of the Bermuda Immigration and Protection Act, 1956, or any other provision of law, the Company shall have power, with the previous licence of the Governor-in-Council, to assure or otherwise convey all or any of its lands or other property

C,11 .,·11 an ε No. 148 st ε εε

No. 72. 895

BERMUDA.

1957: No. 72.

THE BERMUDA TELEPHONE COMPANY ACT, 1928, AMENDMENT ACT, 1957.

[12th. June, 1957]

WHEREAS a petition has been presented to the Legislature by the Bermuda Telephone Company, Limited, praying that certain amendments may be made to the Bermuda Telephone Company Act, 1928, and it is expedient to pass an act for such purposes:

Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:

1. Section two of the Bermuda Telephone Company Act, 1928, is hereby repealed and the following section is substituted therefor: *Repeal and substitution Section 2.*

2. (1) The capital of the Company shall be such sum as the Company from time to time may determine and shall be divided into shares of the par value of £20 or such other par value as may be determined by the Company, which par value (including that of existing shares) may be varied from time to time by the Company. *"Capital of the Company.*

396 THE BERMUDA TELEPHONE COMPANY ACT, 1928, AMENDMENT ACT, 1957. No.

(2) The Company may divide the shares in the capital, whether original or increased, into different classes and may attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions.

(3) Any resolution of the Company in respect of the provisions of this section shall be passed by the shareholders in general meeting assembled, with prior notice of the business to be transacted thereat, and confirmed at a subsequent general meeting, with the like notice, held after an interval of not less than fourteen days and not more than thirty days after the meeting at which the resolution was first passed."

Saving of rights of Crown and others.

2. Nothing in this Act contained shall be construed to affect the rights of Her Majesty, Her heirs and successors or of any body politic or corporate or of any other person or persons except such as are mentioned in this Act, and those claiming by, from or under them.

ol \ ows : - 65 Ca pi ta l. Y, fro m or ,.mde't' th em. ·_ .,.,.... . , «eu eii e i'J". '

No. 33 115

I ASSENT

L. J. BOLS,

Governor.

BERMUDA.

1929: No. 28.

THE BERMUDA TELEPHONE COMPANY ACT, 1929.

[25th June, 1929.]

WHEREAS The Bermuda Telephone Company, Limited, has petitioned the Legislature praying that the expenses of and incidental to the re-construction of the Telephone Company's lines necessitated by the operations of the Bermuda Railway Company, Limited, be paid by the Railway Company and that free crossings be provided for the Telephone Company's lines and servants on, over or through the lands of the Railway Company with the necessary facilities for the said lines.

Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:—

Expense of necessary reconstruction of telephone lines to be paid by Railway Co.

1. In the event of the operations of The Bermuda Railway Company, Limited, hereinafter referred to as "The Railway Company," necessitating the re-construction of any of the lines of The Bermuda Telephone Company, Limited, hereinafter referred to as "the Telephone Company," the expenses of and incidental to any such re-construction shall be paid by the Railway Company, and if any dispute shall arise as to such

116 THE BERMUDA TELEPHONE COMPANY ACT, 1939 No. 23

expenses such dispute shall be referred to the Commissioners appointed under the authority of The Bermuda Railway Company Act 1924, and their decision in the matter shall be final.

Crossings and facilities for telephone lines over lands of Railway Co.

2. It shall be lawful for the Telephone Company to carry and maintain its telephone lines by means of poles, pipes and other conduits across the lands of the Railway Company in such places and subject to such conditions as may be agreed upon between the Railway Company and the Telephone Company, and if no such agreement shall be arrived at within fourteen days from the date the Telephone Company shall make an application to the Railway Company the Commissioners shall determine the place or places and the conditions on which the Telephone Company may carry its telephone lines across the lands of the Railway Company, and no toll or other charges shall be payable by the Telephone Company to the Railway Company for carrying any of its lines across the lands of the Railway Company. Provided that the Railway Company shall have the right to erect any such pole on its said land and to lay any pipe or other conduit across any of its lands for and on behalf of the Telephone Company and to recover from the Telephone Company the cost of such work, and if any dispute shall arise between the Railway Company and the Telephone Company as to the charge made by the Railway Company for any such work such dispute shall be referred to the Commissioners whose decision shall be final. Provided Always that if the Railway Company shall fail to carry out within a reasonable time any work which may be agreed upon or ordered by the Commissioners to be done the Commissioners may authorize and empower the Telephone Company to carry out such work, and the costs and expenses incurred in such work shall be paid by the Railway Company.

Amounts ordered to be paid to be recoverable as a debt.

3. Any amount ordered by the Commissioners to be paid either by the Telephone Company or the Railway Company shall be paid within one week of such order, and if not paid within such time shall be recoverable as a debt with costs, in any Court in these Islands having jurisdiction in the premises, and in every such Court judicial notice shall be taken of the signature of the Chairman of the Commissioners certifying the amount due to either party.

No. 28 THE BERMUDA TELEPHONE COMPANY ACT, 1939 117

4. The Commissioners shall determine by whom the costs of any application to them shall be paid, and their decision shall be final and binding on both parties. Commissioners to award costs.

5. Nothing in this Act contained shall be construed to affect the rights of His Majesty, his heirs and successors or of any body politic or corporate, or any person or persons except such as are mentioned in this Act, and those claiming by, from or under them. Saving rights of Crown and others.

Pt. III *Bermuda Telephone Company Act, 1928.* Sec. 1 511

1928: No. 20

THE BERMUDA TELEPHONE COMPANY ACT, 1928.

[25th April, 1928]

WHEREAS a petition has been presented to the Legislature by the Bermuda Telephone Company, Limited, praying that the provisions of the Companies Act, 1923, may be extended to the Company, that the authorized capital of the Company may be increased, with authority to issue preference shares, that the powers of the Company be extended and that certain sections of the Bermuda Telephone Company Act, 1887, and its amending Acts, be repealed:

1923: No. 6.
1887: No. 2.

Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:

Application of Companies Act, 1923, to the Company. 1923: No. 6. 1887: No. 2.

1. From and after the passing of this Act the provisions of the Companies Act, 1923, shall apply to the Bermuda Telephone Company, Limited, to the same extent in all respects as if they were enacted in the Bermuda Telephone Company Act, 1887, except as is hereinafter expressly provided.

Capital of Company.

2. The capital of the Company shall be such sum not exceeding fifty thousand pounds as the Company shall from time to time determine, and shall be divided into ordinary shares, including all shares heretofore issued by the Company, not exceeding in amount twenty thousand pounds and preference shares not exceeding in amount thirty thousand pounds, and all such shares shall be of the par value of twenty pounds each.

Bye-laws to regulate the issue of shares.

3. The shares of the Company hereafter to be issued shall be issued at such times and on such terms and conditions as the Company shall from time to time determine, and the bye-laws of the Company shall provide for the payment of a fixed cumulative preferential dividend on the preference shares issued by the Company and for their priority to the ordinary shares as regards capital in the winding-up, and the bye-laws of the Company may also provide for the calling in and payment of, out of a fund created for the purpose from the income of the Company, of the preference shares, and for the exclusion from voting at meetings of the shareholders of the Company of the holders of preference shares.

Board of Directors to manage Company. 1923: No. 6.

4. The business of the Company shall be managed and conducted by a Board of Directors consisting of not fewer than five and not more than ten as the Company shall from time to time determine, and the present directors shall hold office until their successors are appointed under the provisions of the Companies Act, 1923.

Powers of the Company.

5. The Company shall have power to engage in and carry on the business of constructing, opearting and maintaining for profit tele-

. . 11 Bermuda Telephone Company Act, 1928. Sec. 5 (1)

phonic and telegraphic communications in these Islands, with power to construct, operate and otherwise deal with and in telephonic and telegraphic instruments and appliances and all other electric and other contrivances, appliances and property for transmitting messages by wire; and in furtherance and not in limitation of all general and incidental powers for carrying on its business as aforesaid, and in
1887: No. 2. addition to the powers conferred on the Company by the Bermuda Telephone Company Act, 1887, the Company shall have the following powers, that is to say,—

(1) to acquire and hold by its corporate name any land in these Islands *bona fide* required for any of the purposes of the Company not exceeding in the whole five acres, provided that no land shall hereafter be acquired by the Company without the previous sanction of the Governor-in-Council, and any such land may be sold, mortgaged, leased or otherwise disposed of as the Company shall from time to time determine; and without such previous sanction the Company may hold any other land on mortgage, or on lease for any term not exceeding twenty-one years;

(2) to issue stock, bonds, debentures or other obligations of the Company for any property acquired by the Company or for the purpose of raising money for any of the purposes of the Company;

(3) to manage, sell, exchange, lease, let, mortgage, or otherwise dispose of or deal with any property or rights of the Company;

(4) to acquire and hold shares, stock, bonds, debentures or other securities in any other company or corporation;

(5) to make and carry out contracts incidental to the business of the Company;

(6) to sell, mortgage, charge or pledge any stock, shares, bonds, debentures or other securities which may be acquired by the Company;

(7) to issue to the vendor or vendors of any property acquired by the Company fully paid up shares of the Company in payment of the whole or any portion of the purchase price thereof;

(8) to buy, sell, supply, distribute or dispose of telephonic and telegraphic apparatus and supplies of all kinds;

(9) to establish or support any society, institution, association, fund, trust or other convenience calculated to benefit the employees or ex-employees of the Company, their dependants or relations, to grant them pensions or allowances and to contribute towards their insurance;

(10) to invest any monies of the Company upon such securities and in such manner as the Company shall from time to time determine, and to deposit such monies in any bank; and

Pt. III Bermuda Telephone Company Act, 1928. Sec. 6 513

(11) to do all other acts and things necessary, suitable or proper for carrying on the business of the Company.

6. It is not lawful for the Company to sell or convey any land which it may acquire under the provisions of this Act to any company or corporate body incorporated out of these Islands without the previous sanction of the Legislature. Restriction on sale of land to company incorporated outside Bermuda.

7. [Repealed by the Statute Law Revision (Repeals) Act, 1951.] Repeal of Bermuda Telephone Company Acts. 1951: No. 75.

8. Nothing in this Act contained shall be construed to affect the rights of His Majesty, His heirs or successors, or of any body politic or corporate, or of any other person or persons except such as are mentioned in this Act, and those claiming by, from or under them. Saving of rights of Crown and others.

[The Act repealed the Bermuda Telephone Company Acts, 1887 (in part only), 1892, 1910, 1910 (No. 2) and 1925.] 1886-1887: No. 2. 1892: iii: No. 7 (rep.). 1910: No. 10 (rep.). 1910: No. 23 (rep.). 1925: No. 41 (rep.).

[The Act was amended by the Bermuda Telephone Company Act, 1928, Amendment Act, 1942.] 1942: No. 20 (rep.).

Pt. III Bermuda Telephone Company Act, 1887.

Repealed in part by 1928 Act

1887: No. 2

THE BERMUDA TELEPHONE COMPAN ACT, 1887.

[9th February, 1887]

WHEREAS Henry Lockward, Charles Vincent Ingham, William Thomas James, Joseph Lightbourn Trimingham, and others, have presented a petition to the Legislature setting forth that they have united together to form a company under the name of the Bermuda Telephone Company Limited, for the establishment of communication by telephone between the Towns of Hamilton and St. George and in other parts of these Islands, and praying that the Legislature would be pleased to pass an Act to incorporate the said Company under the above name and to afford to the Company facilities for establishing and maintaining telephonic communication in these Islands, and it is considered expedient to grant the prayer of the said petition:

Be it, therefore, enacted by the Governor, Council and Assembly of the Bermudas or Somers Islands as follows:

1. [*Omitted under authority of the Statute Law (Revised Edition) Act, 1951.*] Short title. *1951: No. 52.*

2. The present and all future shareholders of the Bermuda Telephone Company Limited, are hereby declared to be a body corporate under the name of "The Bermuda Telephone Company Limited", and under this name shall have perpetual succession and may sue and be sued in all courts of law and equity, and may have and use a common seal with power to renew, vary or change the same at pleasure. Incorporation of Bermuda Telephone Company, Limited.

3. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Capital of Company. *1928: No. 20.*

4. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Limitation of liability of shareholders. *1928: No. 20.*

5. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Holding of land by Company. *1928: No. 20.*

6. The Company on receiving the permission in writing of the Board of Public Works may enter upon any public road now existing or which may hereafter exist or be made in these Islands and may erect thereon in such places and positions as the Board of Public Works shall sanction any line or lines of telephone with all necessary posts, supports, wires and other apparatus; and with the like permission may at all times alter the position or arrangement of such posts and supports, and alter, diminish or add to the wires or other apparatus of the said work: Power of Company to erect lines on public roads subject to the direction of the Board of Public Works.

232 Pt. III *Bermuda Telephone Company Act, 1887.* Sec. 7

Provided that the public traffic on the roads be not impeded or interfered with.

Powers of Company in Hamilton and St. George's to erect lines under the direction of the respective Corporations.

7. The Company, on receiving permission in writing from the Corporations of the respective Towns of Hamilton and St. George, shall have the like powers with respect to the streets of the said Towns respectively as are conferred on the Company by the last foregoing section of this Act in reference to the public roads, and the provisions of the last named section shall apply, *mutatis mutandis*, to the streets of the said Towns as if the same were re-enacted with reference thereto.

Duty of Company to make good all defects in its plant which may cause impediment to public traffic.

8. In the event of any post, wires, fittings or other apparatus erected or set up or owned by the Company hereby incorporated falling into decay or want of repair, or being thrown down or falling either by reason of decay or wear and tear or want of proper repair or attention or otherwise so as to cause any impediment or obstruction to the use of any public road or street by foot passengers or others, it shall be the duty of the Company immediately to remove such obstruction, and to repair, renew, restore or replace such posts, wires, fittings and other apparatus; and the said Company shall incur a penalty not exceeding twenty-five pounds a day for each day during which such impediment or obstruction continues, such penalty to be recoverable with costs by the Board of Public Works, or if the road or street be within the local management of the Corporation of either Town, by such Corporation, or any person who may be aggrieved or injured by such impediment or obstruction, in like manner as other penalties under this Act are hereafter directed to be recovered.

Penalties for injury to works or property of Company.

9. Every person who shall remove, cut, break, destroy or damage any post, support, wire, apparatus, machinery, fitting or contrivance connected with the said telephone, or forming a part of it, or used with it either on the line itself or elsewhere, and either while the same is in course of construction or afterwards shall be liable on conviction before a court of summary jurisdiction to pay to the Company such sum of money as the court shall award as compensation for the injury done: and if the court shall find and determine that the act complained of was wilful or malicious the court may adjudge the person convicted to forfeit and pay over and above any such compensation a penalty of twenty-five pounds and in default of payment of such compensation or penalty within such time as the court may determine the person convicted shall be liable to be imprisoned as the court shall adjudge for any term not exceeding six months unless the damages, penalty and costs be sooner paid: and any person who shall in any way impede or interfere with the working of the said telephone shall be liable to be proceeded against and dealt with in the like manner and to pay the like penalty or in default to suffer the like term of imprisonment as last before mentioned; and the court before whom any offence against this Act shall be prosecuted shall proceed in the same manner, and there shall be the like right of appeal as are provided by law in the case of debts not exceeding six pounds,* and in all cases of conviction under this

1850: No. 10 (rep.).
1852: No. 11 (rep.).
1922: No. 43.

*See the Justices' Civil Jurisdiction Act, 1850, as modified by the Justices Civil Jurisdiction Act, 1852.

The provisions of these Acts were repealed and replaced, with modifications, by the Magistrates' Civil Jurisdiction Act, 1922.

Pt. III Bermuda Telephone Company Act, 1887. Sec. 10 293

section the party convicted shall be liable to pay full costs of suit to be taxed and allowed by the convicting court: and should any such complaint be dismissed it shall be competent to the court to order the costs to be paid by the complainant provided that nothing in this Act contained shall be construed to prevent the Company prosecuting any offender under the Criminal Code, and it shall be lawful for the Company to proceed under that enactment if it shall see fit so to do: 1907: No. 13.

Provided that no person prosecuted either under the said Act, or under this enactment shall be liable to be prosecuted for the same offence under the other of the said Acts.

10. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Shares in the Company liable to attachment and execution. *1928: No. 20.*

11. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Company may be sued by shareholders in contract. *1928: No. 20.*

12. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Winding up. *1928: No. 20.*

13. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Commencement of winding up *1928: No. 20.*

14. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Distribution of property of Company on winding up. *1928: No. 20*

15. [*Repealed by the Bermuda Telephone Company Act, 1928.*] Validity of parol contracts. *1928: No. 20.*

[*The Act was amended by the Bermuda Telephone Company Act, 1910, the Magistrates Act, 1948, and by the Fines, Penalties and Recognizances (Adjustment) Act, 1952, and was repealed in part by the Bermuda Telephone Company Act, 1928, and by the Criminal Justice (Variation of Punishment Orders and Procedure) Act, 1950.*] *1910: No. 10. (rep.) 1948: No. 25. 1952: No. 3. (rep.) 1928: No. 20. 1950: No. 81.*

[*See also the Bermuda Telephone Company Act, 1928, and the Bermuda Telephone Company Act, 1929.*] *1928: No. 20. 1929: No. 28.*

No. 41. ACT, 191H. 511 BERMUDA. 1925 : No, 41. THE BERMUDA TELEPHONE COMP ೦ Aar, 1915. ('1th August, 192S). WHEREAS the President oC - The Bermuda Telephone Com pany, Limited, has presented a - ·Petition to the Legislature on be • hall of himself and the other · shareholders ol the said Company praying in substance that the second section of The Bermuda Telephone Company Act, · 1892, may be amended by substituting · £50,000 for £25,000 as the maximum capital 0£ the said Com• pany, and it is expedient to grant the prayer a£ the said Petition : Be it, therefore, enacted by the Goventor, Legislative Coun cil and Assembly of the Bermuqas or Somers Islands as foliows : - ௭ - e'. ( -- t:;p - .. \ - c c:l l - :? '";) - \ 17 \ '2 - t Ac.A - 1. The second section oI The Bermuda Telephone Company Alllc11cl111 1 U1t of Act , 1892 , i s here b y amende d b y subs t it u t i n g " £ 50, 0 0 0 " f o r l \ ' l ೦ 0 ! / . 2 • • 2 ''£2S, ೦ 0O." · au tY 2. Nothing in this Act contained shall be construed to f a s - _ f ., C 111 1 ,r 0 " 1 ro r u. tab d t1 ect th e n ' g h ts o £ H• 1a M a1 • eaty, h t '' s h e1 • rs an d successors, or o otb oen. any body politic or corporate, or of any other person or peo.ons e ೦ cept such as are mentioned in this Act, and those claiming by, fro.m or under them,

Repealed by 1928 Act

0. No. 22.

(No. 2).

No. 23

BERMUDA.

1910.—No. 23.

THE BERMUDA TELEPHONE COMPANY ACT, 1910.

[25th November, 1910.]

WHEREAS three of the Directors of the Bermuda Telephone Company, Limited, on behalf of themselves and the other shareholders of the said Company have presented a Petition to the Legislature praying that the Company's Acts may be amended so as to permit the capital of the Company to be increased to such sum not exceeding £25,000 as the Company shall from time to time determine, and it is deemed expedient to grant the prayer of the said Petition:—

Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:—

1. The second section of The Bermuda Telephone Company Act, 1892, is hereby amended by substituting £25,000 for £10,000 in the said section. Amendment of Act of 1892. III. No. 7, s. 2.

Printed by the Government Printer: Bermuda.

೦ No, 10 BERMUDA. ε e__ ( .Jc. p - \ - f: o \ ε \ 17" \ '"2 - t ௭ + - 191O. - No. - 10. THE BERMUDA TELEPHONE CO:il[PANY ACT; 1910. [8th ,Ap / ril, 1910.] ,/ . I WHEREAS The Bermuda Telephone/Company, Limited, has .empowered to acquire and hold by it ೦ ,corporate title any land in these Islands which may from ti .,, me to time be tequired for the · purposes of the Company, and it js expedient to grant the prayer 0£ the said Petition, and to empower th ೦ Company to acquire such follows : - land, subject to the provisio / ns · hereinafter contained : Be it, therefore, en · a.cted by the Governor, Legislative Cou ncil and Assembl ·· y'.of the . Bermudas or Somers Islands as ' . 1 . The Bermuda Telephone Company, Limited, shall have company =· power to purchase, hold and enjoy by its corporate tiame, in· ೦ , ೦ e ೦ : ೦ 1 lb perpetuity or . otherwise, any land , in these Islands which may 11 0 • e or 1 ""d' from time _to time be requ ired for the purposes of the Company, · no C exceeding the net yearly value of one . thousand po,unds clear . · . being taken into consideration in arriving at such net yearly valt1e; and the said Com pany shall also have power from time . tc>" ƒ time - to sell, convey, demise or otherwise dispose of any such / . . ,,.l ., . l . and . . his 2. No shareholder of the Company shall . by \ rirtue of Sh ueholden, being a shRreholder be entitled to ೦ - be registered as a free - ೦ i 1 ೦ 0 t ೦ e _:, ೦ - . _ · hol ೦ er - for election purposes in respect of any land oymed' ೦ r ೦೦ : ;: ; - :1 l ೦ n d h ೦ !d by the Company, or to enjoy any political, _pad ೦ men tary · ೦೦ ::, •! 11 ௭ o ೦ i:nunicipal franchise in respect thereof. . • ,· · Prillhd bl" 1b1 Go•enna ௭ ,at Pt:lalN'I Bermuda.

Repealed in part by 1928 Act

No. 7.
(Session III, 1892.)

Bermuda.

THE BERMUDA TELEPHONE COMPANY ACT, 1892.

AN ACT *to amend The Bermuda Telephone Company Act*, 1887.

[*30th December*, 1892.]

Preamble.

WHEREAS a petition has been presented to the Legislature of these islands by the President of The Bermuda Telephone Company, Limited, on behalf of himself and the other shareholders of the said Company praying that "The Bermuda Telephone Company Act, 1887," may be amended so as to permit the capital of the said Company to be increased to such sum not exceeding ten thousand pounds as the Company shall from time to time determine, and permitting such capital to be divided into shares of twenty pounds each, and it is deemed expedient to grant the prayer of the said petition.

We therefore, &c., be it enacted, &c.

Short title and construction.

1. This Act may for all purposes be cited as "The Bermuda Telephone Company Act, 1892," and "The Bermuda Telephone Company Act, 1887," and this Act may for all purposes be cited together as "The Bermuda Telephone Company Acts, 1887-1892," and shall be construed together and as one.

Capital of Company may be increased to £10,000.

2. The capital of the said Company may from time to time by the issue of further shares be increased to such sum not exceeding ten thousand pounds as the Company shall from time to time determine.

How to be divided into shares.

3. The capital of the said Company shall be divided into shares of twenty pounds each, instead of one hundred pounds each as provided by the third section of the Act hereby amended

No. 2.

BERMUDA
Acts
1884-87.
ARCHIVES

Bermuda.

THE BERMUDA TELEPHONE COMPANY ACT, 1887.

AN ACT *to incorporate "The Bermuda Telephone Company, Limited."*

[*9th February*, 1887.]

WHEREAS Henry Lockward, Charles Vincent Ingham, William Thomas James, Joseph Lightbourn Trimingham, and others, have presented a petition to the Legislature setting forth that they have united together to form a company under the name of "The Bermuda Telephone Company Limited," for the establishment of communication by telephone between the towns of Hamilton and St. George and in other parts of these Islands, and praying that the Legislature would be pleased to pass an Act to incorporate the said Company under the above name and to afford to the Company facilities for establishing and maintaining telephonic communication in these Islands and it is considered expedient to grant the prayer of the said petition: — Preamble.

We therefore, &c.; be it enacted, &c.:

1.—This Act may for all purposes be cited as "The Bermuda Telephone Company Act, 1887." — Short title.

2.—The present and all future shareholders of the Bermuda Telephone Company Limited, are hereby declared to be a body corporate under the name of "The Bermuda Telephone Company Limited" and under this name shall have perpetual succession and may sue and be sued in all Courts of law and equity, and may have and use a common seal with power to renew vary or change the same at pleasure. — The Company incorporated.

3.—The capital of the Company shall be such sum not exceeding five thousand pounds as the Company shall from time to time determine, and each share shall be of the original value of one hundred pounds and the Company may from time to time issue further shares but so nevertheless that the whole number of shares issued does not represent a capital exceeding five thousand pounds. — Limitation of the capital and division into shares.

4.—The liability of the shareholders of the Company shall be limited to the amount (if any) for the time being unpaid on their respective shares; but the stock-in-trade, assets and property of the Company shall be liable for its debts and liabilities. — Limitation of liability of shareholders.

16 THE BERMUDA TELEPHONE COMPANY ACT, 1887. No. 2 of 1886-7.

No. 2 o

The Company's powers to erect its lines on public roads subject to the direction of the Board of Public Works.

5.—The Company on receiving the permission in writing of the Board of Public Works may enter upon any public road now existing or which may hereafter exist or be made in these Islands and may erect thereon in such places and positions as the Board of Public Works shall sanction any line or lines of telephone with all necessary posts, supports, wires and other apparatus: and with the like permission may at all times alter the position or arrangement of such posts and supports and alter diminish or add to the wires or other apparatus of the said work: provided that the public traffic on the roads be not impeded or interfered with.

Saving impediment to public traffic.

Like powers of the Company in Hamilton and St. George under the direction of the respective Corporations.

6.—The Company on receiving permission in writing from the Corporations of the respective towns of Hamilton and St. George shall have the like powers with respect to the streets of the said towns respectively as are conferred on the Company by the last preceding section of this Act in reference to the public roads, and the provisions of the last named section shall apply *mutatis mutandis* to the streets of the said towns as if the same were re-enacted with reference thereto.

Company to make good all defects in its plant which may cause impediment to public traffic.

7.—In the event of any post, wires, fittings or other apparatus erected or set up or owned by the Company hereby incorporated falling into decay or want of repair, or being thrown down or falling either by reason of decay or wear and tear or want of proper repair or attention or otherwise so as to cause any impediment or obstruction to the use of any public road or street by foot passengers or others, it shall be the duty of the Company immediately to remove such obstruction, and to repair, renew, restore or replace such posts, wires, fittings and other apparatus; and the said Company shall incur a penalty not exceeding ten pounds a day for each day during which such impediment or obstruction continues, such penalty to be recoverable with costs by the Board of Public Works, or if the road or street be within the local management of the Corporation of either town, by such Corporation, or any person who may be aggrieved or injured by such impediment or obstruction, in like manner as other penalties under this Act are hereafter directed to be recovered.

Penalty for neglect.

Penalties for injury to works or property of Company.

8.—Every person who shall remove cut break, destroy or damage any post, support, wire, apparatus, machinery, fitting or contrivance connected with the said telephone, or forming a part of it, or used with it either on the line itself or elsewhere, and either while the same is in course of construction or afterwards shall be liable on conviction before any Police Magistrate or any two Justices of the Peace to pay to the Company such sum of money as such Police Magistrate or Justices shall award as compensation for the injury done: and if such Police Magistrate or Justices shall find and determine that the act complained of was wilful or malicious he or they may adjudge the person convicted to forfeit and pay over and above any such compensation a penalty of not less than five pounds and not more than ten pounds, and in default of payment of such compensation or penalty within such time as such Police Magistrate or Justices shall determine the person convicted shall be liable to be imprisoned with or without hard labour as the Police Magistrate or Justices shall adjudge for any term not exceeding six calendar months unless the damages, penalty and of 1886-7.

No. 2 of 1886-7. THE BERMUDA TELEPHONE COMPANY ACT. 1887. 17

costs be sooner paid: and any person who shall in any way impede or interfere with the working of the said telephone shall be liable to be proceeded against and dealt with in the like manner and to pay the like penalty or in default to suffer the like term of imprisonment, with or without hard labour, as last before mentioned; and the Police Magistrate or Justices before whom any offence against this Act shall be prosecuted shall proceed in the same manner, and there shall be the like right of appeal as are provided by law in the case of debts not exceeding six pounds; and in all cases of conviction under this clause the party convicted shall be liable to pay full costs of suit to be taxed and allowed by the convicting Police Magistrate or Justices: and should any such complaint be dismissed it shall be competent to the Police Magistrate or Justices to order the costs to be paid by the complainant provided that nothing in this Act contained shall be construed to prevent the Company prosecuting any offender under the 44th section of the Act, No. 10 of 1850 entitled "An Act for consolidating "and amending the laws relative to larceny and other offences connected "therewith and malicious injuries to property," and it shall be lawful for the Company to proceed under that enactment if it shall see fit so to do; provided that, no person prosecuted either under the said Act, or under this enactment shall be liable to be prosecuted for the same offence under the other of the said Acts.

Shares in the Company liable to attachment and execution.

9.—The shares in the said Company shall be liable to attachment and execution in like manner as other personal property, and a notice served by the Provost Marshal General, or other officer in such cases, on the President or Secretary-Treasurer or Secretary of the Company shall bind the share or shares of the shareholder against whose goods such attachment or execution shall have issued for all beyond the amount of his then existing liabilities to the Company direct and collateral, whether payable at present or at any future time, but not further, to the extent of such attachment or execution, and for the purpose of ascertaining the number of shares held by any shareholder against whom process of attachment or execution may have issued the President or the Secretary-Treasurer or Secretary may be examined in like manner as any third person having in possession any money, goods, chattels, debts or effects of any defendant may now be examined, and upon a sale by the Provost Marshal General, or other proper officer, of any such share under any execution or order of the Court or a Judge, the Secretary-Treasurer or Secretary shall on production of a bill of sale from the Provost Marshal General, or other proper officer, certifying to whom the sale has been made, and on payment of all such liabilities as may then be actually due and payable as aforesaid, execute the transfer of the share or shares so sold to the purchaser, and such transfer being duly accepted, shall be to all intents and purposes as valid and effectual in law as if it had been made by the original or any subsequent holder of the said share or shares, and the purchaser or purchasers thereof shall be under the like liabilities, and have the like rights with respect thereto as the former holder would be under, or would have had if he had continued to hold such shares.

Company may be sued by shareholders in contract.

10.—It shall be lawful for any shareholder of the Company to sue the Company or any officer thereof, and for the Company to

18 THE BERMUDA TELEPHONE COMPANY ACT, 1887. No. 2 of 1886-7.

sue any shareholder or officer thereof in any matter of contract in any Court of Law notwithstanding any community of interest, and in any suit or action or other proceeding against the Company any writ, process, summons, or notice to be served on the Company shall be deemed to be sufficiently served if delivered to the President or Secretary-Treasurer or Secretary or left for him at his usual place of business or at the office (if any) of the Company.

Winding up.

11.—The Company may be wound up if a resolution to that effect shall be passed at a general meeting of the Company or at any special meeting held for the purpose, of which one month's public notice shall be given.

When to commence.

12.—The winding up shall be deemed to commence at the time of passing the resolution authorising it, and from that time the Company shall cease to carry on its business, except so far as may be requisite for the beneficial winding up thereof.

Distribution of Company's property on winding up.

13.—On any winding up the property and assets of the Company shall be applied in satisfaction of its liabilities *pari passu*, and subject thereto shall be distributed among the shareholders in proportion to their shares.

Validity of parol contract.

14.—Any contract which, if made between private persons, would by law be valid although made by parol only and not reduced into writing, may be made by parol on behalf of the Company by any person acting under the express or implied authority of the Company, and such contract may in the same way be varied or discharged.

_) last previous l y determined Reduction oflssued Share Capital as authorised by a resolution piwed at a General Meeting ofthe Company on the 27th day ofNovember, 1998 Issued Share Capital as reduced Authorised Share Capital to be maintain ೦ pursuant to said resolution of the Company BERMUDA The Companies Act 1981 .MEMORANDUM OF REDUCTION OF ISSUED SHARE CAPITAL of THE BERMUDA TELEPHONE COMP.ANY lJMITED (hereinafter referred to as "the Company") DEPOSITED in th ೦ office ofthe Registrar ofCompanies on the \ Jaa_y of \ )t ೦ , 1998 in accordance with the provisions ofsection 46(5) ofThe Companies Act 1981 . Minim u m Sh ar e Capi ta l o f the Compan y $12,00 0 Issued Share Capital ofthe Company as $21,618,720 $21,474,720 $144,000 $30,000,000 IT IS HEREBY CONFIRMED that all the provisions ofsection 46 ofThe Companies Act I981 have been complied with by the Company. 7 :' Secretary Date this 3 0th day ofNovember, 1998 NOTES: (1) The notice required by section 46(2)(a ) ofTheCompanies Act 1981 and the affidavit required by section 46(2)(b) ofthe said _ Act are hereto annexed (2) This memorandum must be filed in the o ffice ofthe Registrar of Companies within tbitt y days after the date as from which the resolution reducing the Share Capital bas effect and must be accompanied by a copy ofth.e resolution and the prescribed fue.

) FORM NO. 7 THE COMPANIES ACT 1981 BERMUDA MEMORANDUM OF INCREASE OF SHARE CAPITAL OF TH E BERMDDA TELEPHON E COMPA N Y LIMI' l ' E D (hereinafter referred to 3li "the Company") DEPOSITED in the offic e of t he Registrar of Companies on the 24th day of August , 19 89, in accordance with the provisions of :section 4S(S) of the Com - panies Act 1981. Minimum Share Capital of the Company Authorized Share Capital of the Company Increase of Share Capital as authorized by a resolution passed at a general meeting of the Company on the 21st day of July ../"' - AUTHORIZED SHARE CAPITAL AS INCREASE $ 1, 440 $ 2 4 ,0 00 ,0 00 $ 6, 000,0 00 $ 3 0 , 000, 000 DULY STAMPED in the amount of BD$ 3 (}, 0 0 0 being the stamp duty payable on the amount of in crease of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976. DATED THIS "2 5 th day o f August S ec reta ry , 19 89 . \ \ . - \ N O T E : This memorandum must be filed in tm:: office of the Registrar of Companies within thirty days after the date on which the resolution inc ' reasing the share cap i ೦ fW ೦ ೦ '!,:', 39 be accompanied by a copy of the resolution and the prescribed f ೦ CE!P7 ೦ 2: - ,?97;:: Qv ௭௭ ௭௭ :4MP ;:;i_ ,7', ೦ ௭ 012!0 . e.i0 STA M ? RC l2

) FORM CS MEMORANDUM OF INCREASE OF SHA.RE cAArr ೦ : j; ; , OF NOV I 2 1982 'l'HE BERMUDA 'l'ELEPHCNE COMPANY , LIMITED (hereinafter re(erre - :i to as "the Company") DEPOSITED in the office of the Registrar o f Companies on the 8th day of November in accordance with the provisions of sectionl0 ( S) of rile Companies Act, 1948. Authorized Share Capital of the Company Minimum Share Capital of the Company 1'· Share Capital of the Company ·as last previousl y determined Inaease of Share Capital as authorized by a resolution passed at a general meeting of the Company on the 25th day o f OCtober 1982 AUTHORIZED SHARE CAPITAL AS INCREASED BD hs , 300 , ooo B D S 1 , 4 40 BDS 15 , 300 ,000 BDS 8,700, 000 .BD$ 24, ooo, ooo 1982 } ' , ' . /"' - DULY STAMPED in the amount of BDS 43 , 500 .00 being the stamp duty payable on lhe ax11,ount of increase of share capital of .the Company in acconiancc with the provisiOns of the Stamp Duties Act, 1976. DA TED THIS _ 8th day of Nov - ember ௭ ε _, . · . ... . . . ... . . ... ....... .... .... .... - ' . .. .. . . - .. . . .. . . . . . .. . . . .. . . . . . . . . .. . . . . . ௭ Secreta ... r . y . . . ... . . .... .... 19 82 N O T E: This memoran<h1m must be £ilcd in the office ot the R ೦ trar o.( Companies within thirty days after the date on which the resolution increasing the sh.arc capital has effect and must be accompanied by a copy of lhe n:solt1t i o11 and th ೦ prescribed fee. GOVERNl'!Hf f f OF ೦ .ERiiUf:A SfAtiP DU' Y 12/ 1 1/32 'AMOUNT PAID - $43t5t)tJ RECEIPT NO 33 -- ೦ .2328

_) FORM CS (hereinafter refi:r1·e<l to as "the Company") DEPOSITE D i n th e offi c e o f the Regis tra r o f Compani e s o n th e 14 th day of in accordance with the provisions of sectionl0 (8) o f the Companies Act, 1948. Authorized Share Capital of the Company BD$ 10 , 200 ,000 Minimum Share Capital of the Company (1;600) BD$ 1, 4 4 0 Share Capital of the Company r' - , ·as last previously determined Increase of Share Capital as authorized by a resolution passed at a general meeting of the Company on the l9 thday of Sept. , 19 so . AUTHORIZED SHARE CAPITAL AS INCREASED BD $ 10 , 200,0 00 BD$ 5 , 100,000 BD ೦ 15 , 300, 000 DULY STAMPED in the amount of BD$ 25, 500 . 00 being the stamp duty pa y able on the ೦ ount of increase of share capital of .the Company in accordance with the provisions 0£ the Stamp Duties Act, 1976. . . . ...... . . . . .. . . . . . . . . .. . _, . . . . . , .. . ,. ... . . ε . . .. .. '1 \ . ... .. . . .:,.. . .. ..., - .i .. .. .... .... . .. . .. . . . .. . .. .. ... ... . . DATED THIS 14 th day of Oct o ber, 19 80 NOTE : Thi $ n ; i . emoramlum must be filed in the office of the Regiltrar of Coxupanics within thirty days . af ter the date on . which the resolution incr e asing the share capital has effect and must be accompanied by a copy of the resolutioll and the presaibed fee . 1 1 ? 5 4 0CT l 4 qi, 2 5,5 0 0 ,0 0 CK -

Authorized Share Capital of the Company BD$ 9,000 ,000 Minimum Share Capital of the Company (J;600 l. BD$ 1, 440 Share Capital of the Company ·as last previously determined BD$ 9,000 ,000 Increase of Share Capital as COlllpany on the - 28thday of au.J.r 19 78. BD$ 1, 200, 000 ) ) FORM CS· MEMORANDUM OF INCREASE OF SHARE CAPITAL OF TH E BERMUDA TELEPHONE COMPANY, LIMITED (hcreina Eter referre - J to as "the Company") DEPOSITED in th e office of the Registrar of Companies on the 11th day of August in accordance with the provisions of sectionl0 - (8) of rhe Companies Act, 1948. r - authorized by a resolution passed at a general meeting of the AUTHORIZED SHARE CAPITAL AS INCREASED BD$ 10 ,200 ,000 19 78 DULY STAMPED in the amount of BO $ o, 000 being the stamp duty payable on the 3Jllount of ,,, - .._ 1 increase of shue capital of .the Company in accordance with the provisions of the Sta.mp Duties Act, 1976. DATED THIS · - 11th. da y of ,! \ ೦ gu s t , ! -- u<._ ε - . - . ................................. , " ,,........... S ... e .. cre ....... t .. ar ... y ................... 7·,.................. .. 19 78 . NOTE : This memorandum roust be filed in the office of the Regiatr . u : of Corupanies withiD thu'ty days after the date on which the resolution inaeasing the share capital has effect and must be acoompanied by a copy of the resolution and the prescribed fee . 0 5 6 7 7 MJG1 1 78 6,0 0 0.0 0 CK ε

,r'· . _) FORM CS MEMORANDUM OF INCREASE OF SHARE CAPITAL OF TH E BERMUDA TELEPHON E COMPANY, LIMITED (hereinafter referre ೦ i to as "the Company") DEPOSITED i n th e offic e o f th e R eg istra r of Compani e s on th e 21s t da y of Jul y , in accordance with the provisions of sectionl0 (3) of rhe Companies Act, 1948. Authorized Share Capital of the Company BD$ 6, 500 ,000 BO$ 1, 440 Minimu m Shar e Capi ta l o f the Co mpan y (£6 00 ) Shatt Capital of the Company as last previously determined BD $ 6, 500,000 2, 500, 000 Increase of S hmc Capital as authorized by a resolution passed at a general meeting of the Company on the 15th day of July , 19 77 . 1U> $ AUTHORIZED SHARE CAPITAL AS INCREASED BD$ 9,000 ,000 19 77 , DULY STAMPED in the amount of BO$ 12,500 being the stamp duty p a yable on the a ೦ ount of increase of share r.apital of .the Company in accordance with the provisions of the Stam p Duties Act, 1976. · -- · ----- /1 ,,___, _ .________ __ ௭ DATED THIS 21st day of July, 1 9 77 NOTE : This memoranJum must be filed in I . he office o[ the Registrar of Companies within thirty days after the date on which the resolution increasing · the share capital has effect and must be accompanied by a copy of the resolution and th ೦ prescribed fee . 0 1 ! 2 3 .U.2 1 77 1 2.5 0 Q ,00 CK -

22

FORM C5

MEMORANDUM OF INCREASE OF SHARE CAPITAL

OF

THE BERMUDA TELEPHONE COMPANY, LIMITED

(hereinafter referred to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the 18th day of December, 1975, in accordance with the provisions of section 9 (5) of the Companies Act, 1948.

Authorized Share Capital of the Company		BD$	5,500,000
Minimum Share Capital of the Company	(£600)	BD$	1,440
Share Capital of the Company as last previously determined		BD$	5,500,000
Increase of Share Capital as authorized by a resolution passed at a general meeting of the Company on the 29th day of November, 19 75.		BD$	1,000,000
AUTHORIZED SHARE CAPITAL AS INCREASED		BD$	6,500,000

DULY STAMPED in the amount of BD$ 2,500 being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1919.

Baker.

Secretary

DATED THIS 18th day of December, 19 75.

NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

03406 DEC18 75 25 00.00

BERMUDA

!:J LN ·o 0 0 . --- - . . days of November , 1975. Authorised Share Capital as increased Registered Share Capital As last previously determined (£1 , 900 ,000) Increase of Registered Share Capital as authorised by a meeti n g of the Board of Directors on the 27th day of October, 1975, effective from above date, 28th No vember, 1975 . Registered Share· Capital as increased MEMORANDU M OF INCREASE OF SH A R E CAPITAL THE BERMUDA TELEPHONE COMPANY , LIMITED (Hereinafter referred to as "the Company") Deposited in the Office of the Registrar of Companies on the 8th day of December . 1975 9 in accordance with the provisions of Section 9 (3) of the Companies Act, 1948. Authorised Share Capital As last previously determined (£2, 000, 000) BD$4, 800, 000 Increase of Share Capital as authorised by a resolution passed and confirmed at general meetings of the Company on the 7th and 28th BD$1,700 , 000 BD$6, 500 ,000 BD$4 ,560 ,000 BD$ 940 ,000 / BD$5, 500 , 000 Duly Stamped in the amount of BD$2 , 3SO. OO being the Stamp Duty payable on the amount o.f increase in registe.red Share Capital of the Company in acc o rdance with the provisions of the Stamp Duties Act, 1919 • Dated this 8th day of December, 19 75. Enclosures : Copy of Resolutions Prescribed Fee .. . . . . . J.D.M. Walker, Secretary .

.,. ..... ,. ,. ೦ • ' ;t \ ...:, 0 C ೦ .J UI p ,,.,.. -- 0 Deposited in the Registry of the Supreme Court of the Islands of Bermuda o n 20th November, 1969 in accordance with the proyisions of Section 9 (3) of the Companies Act 1948 . T H E BERMUDA TELEPHON E COMPANY, LIMITED MEMORANDU M OF INCREASE OF SH A R E CAPITAL • The Board of Directors have approved an increase in the registered Share Capital of the Bermuda Telephone Company , Limited from £1 , 200 , 000 to £1 ,900 , 000 effective 14th November, 1969 . Stamp Duty at the rate 5 / - per £ 1 00 or a total of £1 , 750 . O. O. on the increase in capital of £700, 000 has this day been paid to the Accountant General . The Seal of this Company having been affixed hereto , this document is duly signed this day by the following officials of the Company . 20th November , 1969 εε v ( -- dw -- ε --------------- Sir John W. Cox, President. L.B. Harmer , Secretary.

14

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Capital of THE BERMUDA TELEPHONE COMPANY LIMITED was deposited in the Office of the Registrar General on the 20th day of November, 1969.

IN WITNESS WHEREOF I have hereto set my hand this 20th day of November, 1969.

Asst. Registrar General

Capital prior to Increase	£1,200,000	
Amount of Increase	£700,000	Stamp Duty paid £1,750.0.0.
Present Capital	£1,900,000	

$4,560,000

1,440,000

(12)

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Capital of THE BERMUDA TELEPHONE CO., LIMITED was deposited in the Office of the Registrar General on the 8th day of December, 1965.

IN WITNESS WHEREOF
I have hereto set my hand
this 9th day of December,
1965.

Registrar General

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.,,. -- ._ MEMORANDUM OF INCREASE OF SHARE CAPITAL OF THE BERMUDA TELEPHONE COMPANY , LIMITED 3rd August, 1959 Deposited in the Regi stry of the Supreme Court of the Islands of Bermuda on the 8th August, 1959 , in accordance with the provision of Section 9 (3) of the Company 's Act of 1948 . The Board of Directors of the Company , re ferred to above , increased on the 31st August , 1958, the Common Stock of the Company from £450 ,000 to £500 ,000 , effective as from the 31st August , 1958. The Stamp Duty on £50 , 000 based at the rate of 5/ - per £100 , totalling £125 , is affixed accordingly. The Seal of the Company having been affixed hereto by the Secretary - Treasurer , and duly signed by the Presid ent of the Company •

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF CAPITAL

I, WILLIAM T. ANGELO-THOMSON, Registrar General in the Islands of Bermuda, HEREBY CERTIFY that a Memorandum of Increase of Capital of THE BERMUDA TELEPHONE COMPANY, LIMITED was deposited in the office of the Registrar General on the 29th day of June, 1957.

GIVEN under my hand this
1st day of July, 1957.

REGISTRAR GENERAL.

MEMORANDUM OF INCREASE OF SHARE CAPITAL OF ' THE BERMUDA TELEPHONE COMPANY, LIMITED 29th June , 1957 Deposited in the Registry of the Su.preme Court of the Islands of Eennud.a on the 29th June, 1957, in accordan ce with the provision of Section 9 {3 ) of the Company 's Act of 1948. 0 0 - ,, ...:i The Board o£ Directors of the Company, referred to abov e , · _ c;; - . . \ )J (.. ε - ' ;_f:'·rn ncreased on the 15th June , 1957 , the Comon Stock of the :: 'i) ೦ ompany from £300, 000 to £450,000 . , effective as from the .. z;!. ೦ † 15th June , 1957 . : I ,£,) ௭ ' 0 The Stamp Duty on £150 ,000 based at the rate of 5/ - per 1 £100 , t otalling £375 , is affixed accordingly. The Seal of the Company having been affixed hereto by the Secretary - Treasurer , and duly signed b y the President of the Company.